Exhibit 10.2

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of January 18, 2016, among American Finance Trust, Inc. (f/k/a American Realty Capital Trust V, Inc.) (the “Company”), American Finance Operating Partnership, L.P. (f/k/a American Relaty Capital Operating Partnership V, L.P.) (the “Operating Partnership”) and American Finance Advisors, LLC (f/k/a American Realty Capital Advisors V, LLC) (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Second Amended and Restated Advisory Agreement, dated as of April 29, 2015 (as amended, the “Advisory Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(g) of the Advisory Agreement. Effective as of October 1, 2015, Section 10(g) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(g)     Base Management Fee.   The Company shall pay the Advisor a Base Management Fee. The Base Management Fee is equal to $1.5 million, payable on the first business day of each month, plus an amount, payable quarterly in arrears, equal to 0.375% of the cumulative net proceeds of all common and preferred equity issued by the Company and its subsidiaries after a Listing, including: (i) any equity issued in exchange or conversion of exchangeable notes based on the stock price at the date of issuance; (ii) any other issuances of equity, including but not limited to units in the Operating Partnership (excluding equity based compensation but including issuances related to an acquisition, investment, joint-venture or partnership); and (iii) any cumulative Core Earnings in excess of cumulative distributions paid on common stock.”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN FINANCE TRUST, INC.

By:    /s/ Edward M. Weil, Jr.
Name:    Edward M. Weil, Jr.
Title:    Chief Executive Officer and President

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:    American Finance Trust, Inc.,
its General Partner

By:    /s/ Edward M. Weil, Jr.
Name:    Edward M. Weil, Jr.
Title:    Chief Executive Officer and President

AMERICAN FINANCE ADVISORS, LLC

By:	American Finance Special Limited Partner, LLC,
its Member

By:	AR Capital, LLC,
its Managing Member

By:    /s/ William M. Kahane
Name:    William M. Kahane
Title:    Manager